                                                                                                       CINERGY CORP.
                                                                                                CONSOLIDATING BALANCE SHEET
                                                                                                     DECEMBER 31, 2000

                                                                                                   (dollars in thousands)

                                                                                                                           Consolidated   Consolidated     Consolidated
                                                                                   Consolidated                             Cinergy         Cinergy          Cinergy             Consolidated
                                                    Cinergy        Cinergy     The Cincinnati Gas &    PSI Energy,        Wholesale      Investments,   Global Resources          Cinergy          Cinergy Corp.   Consolidated
                                                     Corp.      Services, Inc.   Electric Company 1/       Inc. 1/           Energy          Inc. 1/         Inc. 1/         Technologies, Inc. 1/   Eliminations    Cinergy Corp.
                                                 ------------    -----------    -----------------       -------------    --------------   --------------  --------------      -----------------    -------------    --------------
LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES
  Accounts payable                                     $1,895       $36,379         $543,006               $392,206           $-            $506,750        $15,874                $169                    $215       $1,496,494
  Accounts payable to affiliated companies             24,796             3           23,927                 32,448            -             511,088        128,151              77,769                (798,182)               -
  Accrued taxes                                           488          (942)         152,750                 80,995            -             (10,843)        25,295                (737)                      -          247,006
  Accrued interest                                      4,358             -           17,645                 23,708            -                  90          1,550                   -                       -           47,351
  Notes payable and other short-term obligations      587,201             -          264,000                188,391            -              20,000         69,065                   -                       -        1,128,657
  Notes payable to affiliated companies                     -             -          163,478                146,381            -                   -              -                   -                (309,859)               -
  Long-term debt due within one year                        -             -            1,200                 38,325            -                   -          1,020                   -                       -           40,545
  Energy risk management current liabilities                -             -          717,902                717,902            -              20,571              -                   -                       -        1,456,375
  Other                                                     -             -           37,603                 12,748            -               2,285         54,043                   -                       -          106,679
                                                  ------------   -----------    -----------------       -------------    --------------  --------------   --------------    -----------------     -------------    -------------
                                                      618,738        35,440        1,921,511              1,633,104            -           1,049,941        294,998              77,201              (1,107,826)       4,523,107

NON-CURRENT LIABILITIES
  Long-term debt                                      399,736             -        1,205,061              1,074,255            -                   -        197,315                   -                       -        2,876,367
  Deferred income taxes                                (1,084)      (24,230)         735,799                458,593            -              14,284          1,419                   -                   1,187        1,185,968
  Unamortized investment tax credits                        -             -           98,624                 39,341            -                   -              -                   -                       -          137,965
  Accrued pension and other postretirement
     benefit costs                                          -        95,451          164,901                150,135            -                 874              -                   -                       -          411,361
  Amounts due to customers - income taxes                   -             -            7,742                      -            -                   -              -                   -                       -            7,742
  Energy risk management non-current liablities             -             -           26,337                 26,337            -              44,833              -                   -                       -           97,507
  Other                                                    15        41,692          110,679                 71,967            -               8,917          4,646                   -                       -          237,916
                                                  ------------   -----------    -----------------       -------------    --------------  --------------  --------------    -----------------      -------------    -------------
                                                      398,667       112,913        2,349,143              1,820,628            -              69,908        203,380                   -                   1,187        4,954,826

             Total Liabilities                      1,017,405       148,353        4,270,654              3,453,732            -           1,118,849        498,378              77,201              (1,106,639)       9,477,933

CUMULATIVE PREFERRED STOCK OF SUBSIDIARIES
  Not subject to mandatory redemption                       -             -           20,486                 42,348            -                   -              -                   -                       -           62,834

COMMON STOCK EQUITY
  Common stock - $.01 par value; authorized
     shares 600,000,000; outstanding share -
     158,967,661                                        1,590             -                -                      -            -                   -              -                   -                       -            1,590
  Common stock of subsidiaries                              -             -          762,136                    539            -                   -              -                   -                (762,675)               -
  Paid-in capital                                   1,619,153           157          565,777                413,523            -             629,308        142,810                   4              (1,751,579)       1,619,153
  Retained earnings (deficit)                       1,179,114             -          368,911                720,153            -            (536,571)      (126,520)             (1,369)               (424,605)       1,179,113
  Accumulated other comprehensive income (loss)       (10,895)       (3,275)            (994)                  (520)           -                  69         (5,893)                  -                  10,613          (10,895)
                                                   ------------  -----------     -----------------       -------------    -------------  --------------  --------------    -----------------      -------------     -------------
            Total common stock equity               2,788,962        (3,118)       1,695,830              1,133,695            -              92,806         10,397              (1,365)             (2,928,246)       2,788,961

                                                   $3,806,367      $145,235       $5,986,970             $4,629,775           $-          $1,211,655       $508,775             $75,836             $(4,034,885)     $12,329,728

1/ See accompanying consolidating balance sheets.